UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
MAY 23, 2007
Date of Report (Date of earliest event reported)
SYNTAX-BRILLIAN CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50289	05-0567906

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)
1600 N. DESERT DRIVE
TEMPE, ARIZONA
85281
(Address of Principal Executive Offices) (Zip Code)
(602) 389-8888
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On May 23, 2007, Syntax-Brillian Corporation (the “Company”) and certain stockholders of the Company entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named in the Purchase Agreement (collectively, the “Underwriters”), relating to the sale by the Company and the selling stockholders of a total of 25,608,695 shares of the Company’s common stock. Of the shares being sold, 23,000,000 shares are being sold by the Company and 2,608,695 shares are being sold by the selling stockholders. The Company will not receive any proceeds from the sale of shares by the selling stockholders. The offering price to the public is $5.75 per share. Gross proceeds (after deducting the underwriting discount but before expenses) will be approximately $124.6 million to the Company and approximately $14.1 million to the selling stockholders. In addition, the Company and the selling stockholders have granted the Underwriters an option, exercisable for 30 days, to purchase up to a total of 3,841,304 additional shares to cover overallotments, if any, of which up to 3,450,000 shares may be purchased from the Company and 391,304 shares may be purchased from the selling stockholders. The shares of common stock are being offered and sold pursuant to a base prospectus and related prospectus supplement, which have previously been filed with the Securities and Exchange Commission.
     The Purchase Agreement contains customary representations, warranties, and conditions to closing. The Company has also agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make in respect of those liabilities. Subject to certain exceptions, the Company and the selling stockholders also agreed not to sell or transfer shares of common stock or file a registration statement for 90 days after May 23, 2007 without first obtaining the written consent of Merrill Lynch.
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated by reference into this Item 1.01.
Item 7.01 Regulation FD Disclosure
     On May 23, 2007, the Company issued a press release announcing the pricing of the common stock offering described in Item 1.01 above, a copy of which is attached hereto as Exhibit 99.1. The information furnished pursuant to this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
          Not applicable.
     (b) Pro Forma Financial Information.

          Not applicable.
     (c) Shell Company Transactions.
          Not applicable.
     (d) Exhibits.

Exhibit
Number

1.1	Purchase Agreement, dated May 23, 2007, by and among Syntax-Brillian Corporation, the selling stockholders named therein and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters

99.1	Press release from Syntax-Brillian Corporation, dated May 23, 2007, entitled “Syntax-Brillian Announces Pricing of Common Stock Offering”

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTAX-BRILLIAN CORPORATION
Date: May 24, 2007	By:	/s/ Wayne A. Pratt
Wayne A. Pratt
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX
1.1	Purchase Agreement, dated May 23, 2007, by and among Syntax-Brillian Corporation, the selling stockholders named therein and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters

99.1	Press release from Syntax-Brillian Corporation, dated May 23, 2007, entitled “Syntax-Brillian Announces Pricing of Common Stock Offering”